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                                                                 [SINCLAIR LOGO]
                            SINCLAIR OIL CORPORATION
#280935

                           DISTRIBUTOR SALES CONTRACT

THIS DISTRIBUTOR SALES CONTRACT (this "Contract"), dated as of the 1st day of November,1998 (the "Effective Date"), is between SINCLAIR OIL CORPORATION, a Wyoming corporation with an address of 550 East South Temple, P.O. Box 30825, Salt Lake City, Utah 84130 ("Sinclair"), and Farstad Oil, Inc., a (check applicable box) /x/ corporation / / partnership / / limited liability company / / limited liability partnership organized under the laws of the State of North Dakota / / a sole proprietorship doing business a ____________________ with an address of County Road 19 North, PO Box 1842, Minot, North Dakota 58701 ("Distributor"). For and in consideration of the mutual undertakings herein contained, Sinclair and Distributor agree as follows:

1.  CONTRACT PERIOD

         The term of this Contract (the "Contract Period") shall begin on the Effective Date and end on the date that is Three (3) Years after the Effective Date, or, if earlier, the date upon which this Contract is duly terminated by either party hereto under the provisions hereof. Sinclair may, in its discretion, extend the Contract Period by a cumulative total of up to 180 additional days. Except for the period of any extension that may be made by Sinclair pursuant to the preceding sentence or by a written agreement executed by Sinclair and Distributor, no action, failure to act, course of dealing, oral statement or other circumstance of the parties hereto or either of them shall be effective to extend or renew the term of this Contract. Upon the expiration of the Contract Period, all rights, authorizations and privileges in favor of each party hereunder shall immediately cease, and neither party shall have any further duty or obligation to the other hereunder, except as follows: (a) each party shall retain all rights and remedies it may have as the result of any breach or default hereunder on the part of the other party to the extent such breach or default occurred prior to the end of the Contract Period, or relates to a duty or obligation which, by the express terms of this Contract, is to be performed at or after the end of the Contract Period; (b) Sinclair shall retain all of its rights, and Distributor shall continue to be bound, under Sections 14, 16 and 18 of this Contract; and (c) Sinclair shall retain the right to receive payment for, and, if applicable interest on, any Product delivered by Sinclair to Distributor.

2.  PURCHASE AND SALE OF PRODUCTS

         A. PURCHASE AND SALE COMMITMENT. During the Contract Period, Distributor shall purchase from Sinclair and Sinclair shall sell to Distributor, upon the terms and conditions set forth in this Contract, such quantities of Sinclair's gasoline and distillates (individually, a "Product" and collectively, the "Products") as Distributor shall request, subject to the minimum and maximum quantities stated below.

         B. QUANTITIES. During each month and year during the Contract Period, Distributor shall purchase from Sinclair not less than ninety percent (90%) of the applicable monthly and annual quantities of the Products stated below. Sinclair shall have no obligation, however, to sell to Distributor during any month or year during the Contract Period in excess of one hundred ten percent (1 10%) of the applicable monthly and annual quantities of the Products stated below.

                 (Quantities are Shown in Thousands of Gallons)

PRODUCT           JAN     FEB     MAR     APR     MAY     JUN     JUL    AUG     SEP     OCT     NOV     DEC    TOTAL

Gasoline          126     211     263     126     143     168    176     197     163     155     119     24      1871

Distillates        44      13      21     102      47      14      9      19      27      83      99      3       481


If the Contract Period begins other than on the first day of a calendar month or ends other than on the last day of a calendar month, the minimum and maximum quantities for the calendar month in which the Contract Period begins or ends, as applicable, shall be pro rated based upon the actual number of days of such calendar month that are within the Contract Period. For purposes of applying annual maximum and minimum quantities, the applicable annual periods shall be the one year period beginning on the Effective Date, and each consecutive one year period thereafter. The purchase by Distributor of not less than the minimum quantities of the Products specified above is of the essence of this Contract. Upon any failure by Distributor to purchase the minimum quantity of any Product specified above for any month or any annual period, Sinclair shall be entitled, in addition to any other rights or remedies it may have as the result of such default, to terminate this Contract.

         C. MEASUREMENT. For purposes of this Contract, Product volumes shall be measured on the basis of gross volume as actually loaded and measured at the point of shipment.

         D. PRODUCT SHORTAGES. If Sinclair shall experience, or, in Sinclair's sole judgment, anticipate, a shortage of any Product or any grade or type of Product, Sinclair may allocate the available quantity of such Product or grade or type thereof among Sinclair's purchasers or facilities of Sinclair, including Distributor, in such manner as Sinclair, in its sole discretion, deems reasonable. Notwithstanding anything in this Contract to the contrary, no failure of Sinclair to sell or deliver to Distributor any Product as the direct or indirect result of shortages of Products available to Sinclair shall constitute a breach or default hereunder on the part of Sinclair, nor entitle Distributor to terminate this Contract or exercise any other remedy. Distributor shall be excused of its obligation under Subsection B of this Section 2 to purchase any minimum quantity of Product for any month or annual period to the extent, only to the extent, that such failure resulted from Sinclair's inability to sell or deliver such Product to Distributor.


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         E. CHANGE IN PRODUCT SPECIFICATION. Sinclair reserves the right to change, at any time and from time to time, the specifications and constituent components of the Products, including, without limitation, the relative proportions of the constituent components contained within each Product.

3.  PRICE

         A. PRODUCTS. Distributor shall pay to Sinclair the Branded Rack Price( as defined hereinafter) for each Product sold by Sinclair to Distributor under this Contract. The "Branded Rack Price" for a given Product shall be the price for such Product for Distributor's class of trade established by Sinclair in its Price Schedule-Branded Prices, or any replacement or substitute price list, as in effect on the date and at the place such Product is loaded at the refinery or terminal. Sinclair shall have the right to change, at any time and from time to time, the Branded Rack Prices for the Products to reflect changes in market prices, as such market price changes are determined by Sinclair, in its sole discretion, or to reflect the addition or deletion of pricing areas or classes of trade, which additions or deletions shall be determined by Sinclair, in its sole discretion. The Branded Rack Price is "freight on board" at the refinery or terminal. Distributor shall be responsible for, shall timely pay, and shall indemnify and hold harmless Sinclair from and against, all costs of transporting products from the refinery or terminal.

         B. TAXES, EXCISES, DUTIES, CHARGES AND FEES. In addition to the Branded Rack Prices, Distributor shall pay to Sinclair amounts equal to any and all Taxes (as defined hereinafter) that are now or may hereafter be directly or indirectly imposed upon Sinclair or which Sinclair is now, or may hereafter be required to collect. "Taxes" shall include sales taxes, use taxes, gross receipts taxes and all other taxes, excises, duties, charges and inspection and other fees imposed, levied or assessed by any domestic or foreign governmental authority, jurisdiction, agency or state on, against or in respect of Products sold or delivered by Sinclair or any third party exchange supplier of Sinclair (an "Exchange Supplier") to Distributor or the constituents of such Products, or the importation, exportation, sale, transportation, delivery or other handling thereof, but shall not include Sinclair's income taxes. All such amounts with respect to any given Product shall be due and payable at the same time as the Branded Rack Price of such Product is due and payable or, if specified by Sinclair, at the time Sinclair is required to pay or collect the corresponding Taxes; provided, however, Sinclair may, in its sole discretion, specify a later date by which such amounts shall be due and payable. If Distributor is entitled to purchase any Products free of Taxes, Distributor shall furnish to Sinclair exemption certificates or other documentation meeting the requirements of applicable law establishing such exemption and such other verification of Distributor's entitlement to such exemption as Sinclair may request, all in form and substance reasonably satisfactory to Sinclair. If such an exemption applies and where applicable law permits, Sinclair may require Distributor to nevertheless pay to Sinclair the Taxes that would otherwise be due. In such case, Distributor may seek a refund of such Taxes from the applicable taxing entity. Sinclair bills Taxes based on the same number of gallons of Product (net or gross) on which it bills the purchase price of the Product. Due to accounting requirements and exchange agreements, Sinclair may remit a higher or lower amount to its Exchange Suppliers or to taxing authorities.

4.  TERMS OF PAYMENT

         A. PAYMENT METHOD. Distributor shall pay all amounts owed by it to Sinclair under Section 3 of this Contract by electronic funds transfer debit entries ("Automatic Drafts") submitted by Sinclair from time to time for payment by Distributor's bank. Distributor shall maintain sufficient funds on deposit with, and shall otherwise cause, its bank to pay in full the Automatic Draft or Drafts with respect to the Product or Products in each given shipment on the 12th day after the date on which such shipment is delivered by Sinclair "freight on board" at the refinery or terminal (the date on which a shipment is so delivered is referred to herein as the "Delivery Date"). Sinclair shall use its best efforts to deliver each Automatic Draft to Distributor's bank on the 12th day after the Delivery Date of the Product to which it applies; provided, however, no delivery by Sinclair of any Automatic Draft before or after such 12th day shall constitute a default or breach on the part of Sinclair hereunder or affect Sinclair's entitlement to the payment reflected by such Automatic Draft. Distributor shall be entitled to a discount of one percent (1%) of the Branded Rack Price of all Products as to which payment is timely made by Automatic Draft pursuant to the foregoing provisions of this Subsection A. Sinclair may elect at any time, by giving written notice of such election to Distributor, to discontinue using the Automatic Draft system, in which case Distributor shall pay, without notice or demand and by wire transfer or such other payment method as may be designated by Sinclair, all amounts due pursuant to Section 3 of this Contract with respect to each shipment of Product or Products on the 10th day after the Delivery Date of such shipment.

          B. INTEREST. Distributor shall pay to Sinclair interest on all amounts not paid when due under this Contract at the rate of eighteen percent (18%) per annum, or, if less, the maximum interest rate permitted by law, which interest shall be calculated by compounding monthly. Interest on delinquent amounts owed pursuant to Section 3 hereof shall accrue from the 10th day after the Delivery Date of the Product as to which each such amount relates until paid. Interest on all other amounts shall accrue from the due date thereof until paid. Interest provided for under this Subsection B shall be due on demand.

         C. CREDIT LINE. Sinclair may, in its sole discretion, establish, increase or decrease from time to time or terminate a credit line for Distributor. In order to assist Sinclair in making decisions relative to Distributor's credit line, Distributor shall provide to Sinclair, at such reasonable intervals as may be specified by Sinclair, such financial statements and other documents showing Distributor's financial condition as Sinclair may request. Sinclair will notify Distributor of the establishment or termination of any such credit line and of any increase or decrease in the amount thereof. Distributor shall not be entitled to make any purchases of Products on a credit or account basis if, by doing so, the outstanding balance owed by Distributor to Sinclair under this Contract would exceed Distributor's credit line amount then in effect. If at any time Distributor exceeds such credit line amount, the excess shall be immediately due and payable, notwithstanding anything in this
Section 4 to the contrary. If, in the sole opinion of Sinclair, the financial condition of Distributor becomes impaired or unsatisfactory, Distributor shall, if required by Sinclair, prepay before delivery, in cash, the Branded Rack Price of, and Taxes relating to, any Products purchased by Distributor under this Contract thereafter or furnish security in a form and in an amount satisfactory to Sinclair before any further deliveries are made hereunder. Distributor shall not be excused from the timely performance of its obligations under this Contract, including, without limitation, its obligation to purchase the minimum quantities of Products specified in Section 2 of this Contract, as the result of Sinclair's exercise or non-exercise of its rights or taking of any action permitted under this Subsection C. Failure or refusal by Distributor to comply with each requirement Sinclair may impose pursuant to this Subsection C shall entitle Sinclair to suspend deliveries hereunder during such failure or refusal and to terminate this Contract. Suspension of deliveries or termination of this Contract under any of such circumstances shall not in any manner prejudice Sinclair's claims against Distributor for damages.


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5.  DELIVERY

         Title to and risk of loss for all Products sold hereunder to Distributor shall pass from Sinclair to Distributor as such Products leave the loading flange for delivery into transport vehicles at the loading rack or at such later time as may be specified by Sinclair, in writing. Distributor is authorized to receive the Products included in any order or shipment only at the Sinclair facility or facilities designated in the Sales Order Authorization, signed by a designated agent for Sinclair, that relates to such order or shipment. Sinclair reserves the right, in Sinclair's sole discretion, to revoke or alter Distributor's access to any facility and to change delivery methods or terms.

6.  USE AND HANDLING OF PRODUCTS

         A. AIRCRAFT USE. Distributor shall not, and shall cause its dealer customers ("Dealers") to not, use, or resell for use, in any aircraft any of the Products sold by Sinclair to Distributor under this Contract.

         B. ALTERATION. Distributor shall not, and shall cause its Dealers to not, change or alter by any means whatsoever the nature, quality or appearance of any of the Products nor shall Distributor contaminate, adulterate, mislabel or misbrand any Product. Distributor shall not, and shall cause its Dealers to not, make any representation, or take or fail to take any action that may create the impression that any product was purchased from or manufactured by Sinclair if such is not the case.

         C. COMPLIANCE WITH LAWS. Distributor shall comply, and shall cause all of its Dealers and other customers to comply, with all applicable laws, regulations, rules, ordinances, requirements and orders (collectively, "Laws"), including, without limitation, all applicable Environmental Laws (as defined hereinafter), of any governmental entity, jurisdiction, agency or body, and instructions issued by Sinclair or any of Sinclair's suppliers, relating to the transportation, storage, use, dispensing, release or disposal of the Products or constituents thereof, including, without limitation, lead, any other anti-knock compounds, or other fuel additives such as oxygenates or ethanol. For purposes of this Contract, "Environmental Laws" shall mean (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendment and Reauthorization Act and otherwise, the Resource Conservation and Recovery Act, the Clean Air Act, the Toxic Substances Control Act, the Safe Drinking Water Act, the Federal Water Pollution Control Act, as such Acts may be amended or supplemented from time to time hereafter, and all other existing and future federal Laws relating to the environment, health, safety, or the regulation of or contamination by any toxin, hazardous material, substance or waste, contamination, pollutant, radioactive material, polychlorinated biphenyl (PCB), asbestos or hydrocarbon (collectively, "Hazardous Materials"); (ii) all existing and future state and local Laws that are analogous to such federal Laws or otherwise relate to the environment, natural resources, health, safety or the regulation of or contamination by Hazardous Materials: (iii) all existing and future regulations, permits, orders, decrees, official interpretations, binding agreements, and other binding obligations relating to the administration of such federal, state and local Laws; and (iv) all existing and future common-law requirements that relate to the environment, health, safety, or the regulation of or contamination by any Hazardous Materials.

         D. UNLEADED GASOLINE REGULATIONS. Distributor shall comply, and shall cause all of its Dealers and other customers to comply, with all regulations of the United States Environmental Protection Agency ("EPA"), as in effect from time to time, with respect to unleaded gasoline. The regulations currently require that unleaded gasoline delivered at the retail pump contain not more than 0.05 grams of lead per gallon and not more than 0.005 grams of phosphorous per gallon.

         E. VOLATILITY REGULATIONS. Distributor shall comply, and shall cause all of its Dealers and other customers to comply, with all regulations ofthe EPA and of each applicable state agency, as such regulations are in effect from time to time, with respect to gasoline volatility. As of July 1, 1996, the standard that applies to various geographical areas is set forth in Part 80.27 of Title 40 of the Code of Federal Regulations. Distributor shall be solely responsible for determining whether and ensuring that Products received by it from Sinclair meet the applicable standard. Based upon the geographical region in which Distributor will conduct its business, Distributor requests that gasoline received by it from Sinclair during the summertime control period for gasoline volatility meet the standard that is checked (check one):

         /x/ 9.0 psi RVP

         / / 7.8 psi RVP

         / / 7.2 psi RVP

         / / O Other (please specify) __________ psi RVP

         F. FUEL ADDITIVE REGULATIONS. Distributor shall comply, and shall cause all of its Dealers and other customers to comply, with all regulations of each applicable state, regional, or local agency, as such regulations are in effect from time to time, with respect to fuel additives and content. Such fuel additive and content regulations can include the requirement that Wintertime fuel in non-attainment areas contain a specific percentage of oxygenate or ethanol and that retailers label pumps accordingly.

         G. DIESEL FUEL REGULATIONS. Distributor shall comply, and shall cause all of its Dealers and other customers to comply, with all regulations of the EPA and of each applicable state agency, as such regulations are in effect from time to time, with respect to diesel fuel. Such EPA regulations specify, as of July 1, 1996, that diesel fuel shall have a sulfur percentage, by weight, no greater than 0.05 percent and shall have a cetane index of at least 40 or a maximum aromatic content of 35 volume percent. Additionally such EPA regulations contain requirements and limitations regarding the use of dyes in diesel fuel.

         H. COMPLIANCE. Distributor shall establish, implement and enforce testing and other procedures that are effective to monitor and assure compliance by Distributor and its Dealers with the Laws described in the immediately preceding Subsections C, D, E, F and G. Sinclair may, in its sole discretion, establish from time to time reasonable testing and other procedures to monitor and assure such compliance and Distributor shall comply, and cause its Dealers to comply, with all such procedures as may be in effect. Sinclair shall not be responsible or


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liable to Distributor or any other party whatsoever as the result of any failure by Sinclair to establish any such procedure, nor as the result of any such procedure established by Sinclair being inadequate, ineffective or defective, it being intended that any such procedure established by Sinclair shall be for the sole benefit and protection of Sinclair.

         I. RESPONSIBILITY FOR DETERMINING APPLICABLE LAW. It shall be Distributors sole responsibility to become familiar with and ascertain the Laws that are applicable for purposes of its compliance with the immediately preceding Subsections C, D, E, F and G, including, without limitation, the applicable gasoline volatility standard that applies to Distributor. Sinclair makes no representation or warranty that any information that has been or may hereafter be provided by Sinclair to Distributor regarding such Laws or procedures for compliance therewith is or will be complete or current, nor shall Sinclair have any obligation to update any such information after it is provided to Distributor. Distributor shall be responsible to consult with its own legal counsel or obtain such other legal advice as it deems necessary regarding such matters. The reference to certain specific Laws in the immediately preceding Subsections D, E, F and G, shall not, in any manner, limit the generality of, or Distributor's obligation to fully comply with, the immediately preceding Subsection C.

7.  GROUNDS FOR TERMINATION

         Sinclair may terminate this Contract upon a breach, default or misrepresentation hereunder on the part of Distributor in accordance with the provisions of the federal "Petroleum Marketing Practices Act," 15 U.S.C. Sections 2801, ET SEQ. (the "PMPA"). In addition to all other grounds for termination expressed in this Contract or otherwise provided by law, this Contract may be terminated by Sinclair for any cause set forth below:

         (a) Upon any ground for which termination is permitted by the PMPA, regardless of whether or not such ground is expressly mentioned in this Contract;

         (b) Distributor's failure to comply with any provision of this Contract;

         (c) Distributor's failure to exert good faith efforts to carry out the provisions of this Contract if Distributor fails to cure such failure after reasonable notice;

         (d) The occurrence of any event that is relevant to the contractual relationship established under this Contract and as a result of which termination of this Contract is reasonable;

         (e) Fraud or criminal misconduct by Distributor relevant to the operation of its business or the operation of any location at which any of its Dealers conduct business (a "Site");

         (f) Distributor's declaration of bankruptcy or judicial determination of insolvency of Distributor or any principal of Distributor (if Distributor is other than a natural person);

         (g) The death of Distributor or any principal of Distributor (if Distributor is other than a natural person);

         (h) Continuing physical or mental disability of Distributor, or any principal of Distributor (if Distributor is other than a natural person), if such disability renders Distributor unable to provide for the continued proper operation of its business or any Site;

         (i) Sinclair's loss of the right to grant the right to use the Sinclair Trademark;

         (j) Distributor's failure to pay to Sinclair in a timely manner all sums to which Sinclair is legally entitled;

         (k) Distributor's knowing failure to comply with any applicable existing or future federal, state or local Law relevant to the conduct of its business or the operation of any Site;

         (l) Distributor's willful adulteration, misbranding or mislabeling of motor fuel sold by Distributor or the commission of other trademark violations by Distributor;

         (m) Conviction of Distributor, or any principal of Distributor (if Distributor is other than a natural person), of any felony involving moral turpitude;

         (n) Sinclair's good faith decision, made in the normal course of business, to withdraw from the marketing of motor fuel through retail outlets in the relevant geographic market area in which any Site is located;

         (o) Distributor's continuing failure to properly operate any Site or its business in general;

         (p) Distributor's abandonment of or failure to operate its bushiness; or

         (q) Distributor's breach of any other agreement between Distributor and Sinclair.

8.  CONTRACT RENEWAL.

         Sinclair shall have no obligation to renew this Contract, or to enter into any similar agreement or arrangement with Distributor after the termination or expiration of this Contract, except to the extent Sinclair is required to do so under the PMPA.

9.  ACTIONS UPON TERMINATION OR NON-RENEWAL


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         Upon termination of this Contract pursuant to Section 7 hereof, or upon the expiration of the Contract Period if this Contract is not renewed, Distributor shall promptly: (a) return to Sinclair all of Sinclair's property previously delivered to Distributor by Sinclair together with all items specified in Subsection 16D(i) hereof; and (b) take the actions specified is Subsections 16D(ii) and (iii) hereof. Distributor agrees to return the property described in the immediately preceding clause (a) to Sinclair in its condition when received by Distributor, reasonable wear and tear incident to proper use thereof excepted. If Distributor shall fail to return any of such property, it shall replace the same with similar property of like value or pay Sinclair the market price therefor, as specified by Sinclair.

10.  RIGHTS AND REMEDIES

         In addition to any other rights or remedies that maybe available to Sinclair as the result of any misrepresentation, breach or default hereunder on the part of Distributor, whether such rights and remedies arise under this Contract, at law or in equity, Sinclair shall have the following rights and remedies upon any such misrepresentation, breach or default, which may be exercised at such times and in such order and combination as Sinclair elects:

         (a) The right to recover from Distributor all of its damages, including direct, indirect, special and consequential damages, resulting from any such misrepresentation, breach or default which right shall not be adversely affected by any election by Sinclair to terminate or not renew this Contract;

         (b) The right to recover from Distributor any and all costs and expenses incurred by Sinclair in protecting the Sinclair Trademarks (as defined hereinafter) or Sinclair's other property from any adverse consequences resulting from such misrepresentation, breach or default or any other acts or omissions of Distributor;

         (c) The right to obtain injunctive relief to restrain Distributor, or anyone acting for or on its behalf, from violating any covenants relating to the Confidential Information (as defined hereinafter) or the Sinclair Trademarks, it being hereby acknowledged by Distributor that the violation of any such covenant will cause irreparable damage to Sinclair, the exact amount of which may not be subject to reasonable or accurate ascertainment; and

         (d) The right to recover from Distributor any and all costs incurred by Sinclair in enforcing or terminating this Contract, including reasonable attorney's fees, expert witness fees and court costs, regardless of whether any legal action is filed.

11.  QUALITY OF PRODUCT/CLAIMS FOR ERRORS/WARRANTY DISCLAIMER

         Sinclair shall cause the quality of all Products sold to Distributor hereunder to be of the quality prevailing at the terminal or refinery where delivery of such Products occurs. EXCEPT AS OTHERWISE SET FORTH IN THE PRECEDING SENTENCE, SINCLAIR MAKES NO REPRESENTATIONS, WARRANTIES OR COVENANTS, WHETHER EXPRESS OR IMPLIED, REGARDING THE QUALITY OF THE PRODUCTS, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Any and all claims for errors, deficiencies, shortages, failure of Products to meet specifications or imperfections must be made by Distributor to Sinclair by telefax or similar means prior to unloading of the Product. Distributor's failure to so provide Sinclair notice of any such error, deficiency, shortage or failure shall constitute a waiver by Distributor thereof.

12.  OPERATING STANDARDS

         A. DISTRIBUTOR ACKNOWLEDGMENTS. Distributor acknowledges that Sinclair has made a significant investment in developing quality products, promoting the Sinclair trademarks and trade names and creating goodwill with the general public and that Sinclair has a significant and protectible business interest in:
(i) assuring that Distributor's sale of Sinclair-branded products will be accomplished in a manner consistent with the high standards, reputation and brand N -aloe that Sinclair has created; (ii) protecting the Sinclair trade name, color schemes, designs, logos and other features identifying Sinclair's products and services; and (iii) assuring that Sinclair-branded products are distributed only through service station locations that are clean, safe, healthy and inviting to the general public.

         B. DISTRIBUTOR OPERATIONS. In addition to fully complying with each covenant of Distributor set forth elsewhere in this Contract, Distributor shall:
(i) conduct its business operations and cause the business operations at each Site to be conducted in a manner consistent with the protection and promotion of the interests of Sinclair referenced in the immediately preceding Subsection A;
(ii) use reasonable efforts to promptly resolve in a fair and equitable manner legitimate customer complaints arising out of Distributor's business operations or operations at any Site; and (iii) cause its properties and each Site to be maintained and operated in a professional, clean, safe and healthy manner, through properly trained and qualified personnel and appropriate facilities.

         C. NO EXCLUSIVITY RIGHTS. Distributor acknowledges that Sinclair has not granted to it, nor promised to grant to it, any, exclusive territory or clientele or any other exclusive rights with respect to the promotion, marketing or sale of Sinclair products.

13.  EXCUSE FOR NON-PERFORMANCE

         The performance by either party hereto of any of its duties or obligations under this Contract, other than the timely payment of any amount owed by either party to the other party, shall be excused so long as there exists any one of the following causes which materially and directly affects such party's ability to perform such duty or obligation: (a) any failure or interruption of any means or facilities OF transportation; (b) acts of God; earthquakes; fire; flood or the elements; malicious mischief; insurrection; riot; strikes; lockouts; boycotts; picketing; disputes among or with Sinclair's work force; accidents; civil commotion; war conditions; mechanical breakdowns in refineries, pipelines, terminals or other facilities; or acts of foreign or domestic governmental authority, including, but not limited to, any system of priority or price controls, allocations or requisitions; (c) seizure or appropriation of any of Sinclairs property or of the management or operation thereof; (d) compliance with any federal, state or municipal Law or with any request or suggestion of governmental agencies or authorities or (e) any other cause similar to those descried in the immediately preceding clauses (a) through
(d) to the extent such cause is beyond the control of the party whose


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performance is affected thereby. The failure of a party to settle a labor dispute because of such party's refusal to agree to settlement terms unacceptable to it shall be deemed a cause reasonably beyond the control of such party.

14.  CONFIDENTIAL INFORMATION

         During the Contract Period, Distributor may have access to confidential or proprietary memoranda, notes, information, records, research results, business projections, customer lists, trade secrets, data, specifications, formulas, know-how, methods of operation and business ideas and other information of a confidential nature belonging to Sinclair (the "Confidential Information"). Distributor shall hold all Confidential Information in confidence, and shall not disclose or directly or indirectly use, copy, digest or summarize any Confidential Information, except as directed or authorized in writing by Sinclair. In furtherance of this provision, Distributor agrees to disclose Confidential Information to any employees of Distributor only on a "need to know" basis and, in addition, to cause Distributor's employees, agents, Dealers, independent contractors or other individuals or entities which may have access to the Confidential Information through Distributor to execute confidentiality agreements in a form approved by Sinclair, which agreements shall incorporate covenants between Distributor and such parties on the same basis as the covenants set forth in this Section 14. The protection granted hereunder shall be in addition to and not in lieu of all other forms of protection for such trade secrets and confidential information as may otherwise be afforded at law or in equity. Confidential Information which Distributor can demonstrate lawfully came to the attention of Distributor prior to its disclosure by Sinclair, or which legally is or has become part of the public domain, is excluded from the provisions of this Section 14.

15.  RIGHT OF FIRST REFUSAL

         A. OFFER NOTICE RELATING TO SALE OF ASSETS. Prior to selling, leasing or otherwise transferring Distributor's petroleum business or any material portion thereof, or Distributor's property used in connection with its petroleum business or any material portion of such property, Distributor shall provide Sinclair written notice (an "Offer Notice") describing the property and assets to which the proposed transaction relates (the "Subject Assets"), stating the terms and conditions of such proposed transaction and containing a copy of any offer, proposed purchase contract, proposed lease or other document setting forth such terms and conditions. Sinclair shall have aright of first refusal to purchase, lease or otherwise have transferred to it the Subject Assets to which such Offer Notice relates upon the terms and conditions of the proposed transaction stated in the Offer Notice. In order to exercise such right of first refusal, Sinclair shall provide Distributor written notice of such exercise within sixty (60) days after the Offer Notice is given to Sinclair. If Sinclair does not timely exercise its right of first refusal as to the Subject Assets described in any such Offer Notice, Distributor may, within ninety (90) days after such right of first refusal expires, sell, lease or otherwise transfer such Subject Assets in a bona fide transaction on the terms and conditions, but no terms or conditions more favorable to the purchaser, lessee or transferee than those, of the proposed transaction stated in the Offer Notice. If Distributor fails to consummate such a transaction within such ninety (90) day period, then Distributor shall be required to again provide Sinclair an Offer Notice and provide Sinclair a right of first refusal in the manner described in this Section 15 before selling, leasing or otherwise transferring such Subject Assets, or any portion thereof, to any third party.

         B. OFFER NOTICE RELATING TO SALE OF STOCK OR OTHER OWNERSHIP INTEREST. If Distributor is a corporation, partnership, limited liability company or other legal entity (other than a natural person), prior to or within twenty (20) days after any sale or other transfer of stock or any other interest representing ownership in Distributor (such stock or other such ownership interest is referred to herein as an "Interest"), which either individually or collectively with all other Interests sold or transferred subsequent to the Effective Date represents greater than 49 percent of all outstanding Interests in Distributor, Distributor shall provide Sinclair an Offer Notice describing all of the property then owned by Distributor, which, for purposes of such Offer Notice shall constitute the Subject Assets. Sinclair shall have a right of first refusal to purchase the Subject Assets to which such Offer Notice relates for a purchase price equal to the fair market value of such Subject Assets, which fair market value shall be determined in the manner described in the immediately following Subsection C. In order to exercise such right of first refusal, Sinclair shall provide Distributor written notice of such exercise within sixty
(60) days after the date on which the fair market value OF the Subject Assets is determined pursuant to the immediately following Subsection C. If Sinclair does not timely exercise its right of first refusal as to the Subject Assets described in such Offer Notice, Sinclair shall not again have a right of first refusal to purchase the Subject Assets as the result of any sale or transfer of any Interest until the Interests sold or transferred subsequent to the date such Offer Notice is given reflect, in the aggregate, greater than 49 percent of all outstanding Interests in Distributor. For purposes of this Subsection B, no transfer of any Interest shall be taken into account if such Interest is transferred to the spouse, child or grandchild of the person holding such Interest, or to a trust or entity for the sole benefit of Distributor or any such other person, or any combination thereof, regardless of whether such transfer is by succession upon death, gift or sale.

         C. DETERMINATION OF FAIR MARKET VALUE. For purposes of the immediately receding Subsection B, the fair market value of the Subject Assets shall be such amount as may be agreed to be the fair market value thereof-by Sinclair and Distributor. If, however, both parties cannot agree upon the fair market value of the Subject Assets within twenty (20) days after the Offer Notice is given, each party shall, within thirty (30) days after the Offer Notice is given, retain an appraiser meeting the requirements set forth below and provide the other party written notice of the name, address and telephone number of such appraiser. Thereupon, each of the two appraisers shall, within sixty (60) days after the Offer Notice is given, prepare and submit to each OF the patties hereto and the other appraiser a written appraisal setting forth such appraisers estimate of the fair market value of the Subject Assets. If the estimate of the one appraiser is within five percent of the estimate of the other appraiser, then the fair market value OF the Subject Assets shall be the average of the two estimates. If the two estimates differ by more than five percent, then the two appraisers shall appoint, within seventy (70) days after the Ofer Notice is given, a third appraiser, who shall, as soon as reasonably possible thereafter, prepare and submit to each of the parties hereto and the other two appraisers a written appraisal setting forth such third appraisers estimate of the fair market value of the Subject Assets. If a third appraiser is so appointed, the fair market value of the Subject Assets shall be the average of the two of the three estimates that are closest in amount. Notwithstanding anything in this Subsection to the contrary, if either party is required under this Subsection to retain an appraiser and fails to timely do so, or if the appraiser retained by a party fails to timely prepare and submit his appraisal, then the fair market value of the Subject Assets shall be the estimate thereof set forth in the appraisal of the appraiser retained by the other party, so long as the appraiser retained by such other party was timely retained and timely prepared and submitted his appraisal as required above. Each appraiser retained or appointed under this Subsection C shall meet each of the following criteria: (i) the appraiser shall have had at least five (5) years prior experience appraising properties similar to the Subject Assets; and (b) the appraiser shall not be related to or affiliated, whether as a family member, employee, owner, vendor, partner or otherwise, with either party to this Contract. Each party shall pay the fees and costs of the appraiser retained by it, and, if the appointment of a third appraiser is required, each party shall pay 50 percent of the fees and costs of such third appraiser.

         D. EXERCISE OF RIGHT OF FIRST REFUSAL. If Sinclair timely exercises its right of first refusal as to the Subject Assets described in any Offer Notice, Distributor shall promptly deliver to Sinclair evidence of title acceptable to Sinclair showing that Distributor holds good and marketable title, and in the case of real property, fee simple record title, to such Subject Assets, free and clear of all liens, encumbrances and adverse claims. If the transaction as to which Sinclair exercises its right of first refusal is a sale or other transfer, Distributor shall convey all of the Subject Assets to Sinclair by general warranty deed and such other instruments, in each such case containing full title warranties, as may be reasonably specified by Sinclair, which deed and other instruments shall be in form and substance reasonably satisfactory to Sinclair. If the transaction as to which Sinclair exercises its right of first refusal is a lease, Sinclair shall submit to Distributor a lease containing the terms and conditions set forth in the Offer Notice, together with other appropriate provisions not inconsistent therewith, for execution by the parties. Substantial damage to or total destruction of the Subject Assets, or the happening of any event which would prevent the use of same in the petroleum business, occurring after the exercise by Sinclair of its right of first refusal with respect thereto but before the transfer of the Subject Assets to Sinclair, shall, at Sinclairs election, excuse Sinclair from performance of the contract resulting from Sinclair's exercise of its right of first refusal.

16.  TRADEMARKS

         A. AUTHORIZATION TO USE TRADEMARKS. Sinclair hereby grants non-exclusive, non-assignable authorization to Distributor to use solely during the Contract Period such trademarks and service marks as to which Sinclair is empowered to make such grant (hereinafter collectively referred to as "Sinclair Trademarks"), but solely upon the condition that Distributor shall only use the Sinclair Trademarks: (i) pursuant to the terms and conditions hereof or as otherwise authorized from time to time by Sinclair in writing; (ii) for the identification or advertising of Products and services designated by Sinclair;
(iii) in colors and designs and in connection with Products and services designated by Sinclair; and (iv) to identify Products whose specifications conform precisely to those established by Sinclair.

         B. DEALER TRADEMARK USE. Sinclair Trademarks maybe used by any of Distributor's Dealers only after: (i) Distributor and such Dealer have entered into a Sinclair Trademark Agreement in form and substance specified by Sinclair from time to time (a "Sinclair Trademark Agreement"); (ii) a copy of such fully executed Sinclair Trademark Agreement has been delivered to Sinclair; and (iii) Sinclair has provided its written notice that it has approved such Dealer's use of Sinclair's Trademarks. No approval by Sinclair of the use of Sinclair Trademarks by any such Dealer shall relieve Distributor of its duties and obligations to Sinclair under this Contract with respect to the use of Sinclair Trademarks, including, without limitation, use of the same by such Dealer. Distributor shall enforce each such Sinclair Trademark Agreement, and shall promptly notify Sinclair of any breach or default on the part of the Dealer under any such Agreement.

         C. REVOCATION OF AUTHORITY. Sinclair may revoke, by giving written notice of such revocation to Distributor, the non-exclusive, non-assignable authorization granted to Distributor under this Section 16. Sinclair may, in its sole discretion make any such revocation effective as to Distributor and all of Distributor's Dealers, or as to a specific Dealer or Dealers. Any revocation shall become effective upon any date set forth by Sinclair in such notice, provided, such date may not be less than sixty (60) days after the date upon which the notice is given.

         D. RETURN OF ITEMS BEARING TRADEMARKS. No later than the 10th business day after the first to occur of the date upon which any revocation under the immediately preceding Subsection C becomes effective, the date of any termination of this Contract pursuant to Section 7 hereof or the last day of the Contract Period if this Contract is not renewed, Distributor will:

         (i) return or turn over to Sinclair all unused retail sales forms and all other unused business fortes and documents and all signs, displays and devices of any kind whatsoever in Distributor's or its Dealers' possession or control which bear or otherwise include any Sinclair Trademarks, except as provided in clause (ii) of this Subsection;

         (ii) effectively obliterate and render unrecognizable any and all Sinclair Trademarks on all signs, displays and devices of any kind in Distributor's or Distributor's Dealers' possession or control, the nature of which renders it physically impracticable or impossible to return or turn over the same to Sinclair, and

         (iii) in all respects discontinue the use of Sinclair Trademarks and the sale and advertising of products or services bearing or connected with the same.

         E. DISTRIBUTOR ACTIONS. Distributor shall not claim any right, title or interest in or to any Sinclair Trademark or directly or indirectly deny or assail or assist in denying or assailing the sole and exclusive ownership of Sinclair therein. Distributor shall not adopt as its own property or use any marks or trade names confusingly similar to or resembling any of the Sinclair Trademarks or the trade names of Sinclair as would be likely to cause confusion or mistake or to deceive. Sinclair shall have the right at any time to change, alter, amend or discontinue the use of any of the Sinclair Trademarks encompassed by the non-exclusive, non-assignable authorization granted herein and Distributor agrees to promptly conform its use thereto.

         F. REMEDIES FOR NON-COMPLIANCE. Notwithstanding the requirement that Sinclair give not less than sixty (60) days prior written notice of revocation of the non-exclusive, non-assignable authorization granted herein, failure or refusal by Distributor to comply with the terms and conditions set forth herein shall entitle Sinclair to suspend immediately further deliveries of Product hereunder and to terminate this Contract, including such authorization, but such termination shall not in any manner prejudice Sinclair's claim for damages or other relief. Such sixty (60) day notice period shall not be applicable to situations where Distributor has violated Sinclair's trademark rights or committed misbranding, adulteration or other acts which violate the PMPA or the federal "Lanham Act," 15 U.S.C. Sections 1051, ET SEQ.

         G. CONTINUATION OF SINCLAIR TRADEMARK AGREEMENTS. If, effective as of the end of the Contract Period, Sinclair and Distributor renew or extend the term of this Contract or enter into a new agreement that is of substantially the same substance as this Contract, including, without limitation, with respect to the provisions of this Section 16, and provided Sinclair has not terminated Distributor's authorization to use

Sinclair Trademarks pursuant to the immediately preceding Subsection C: (i) Distributor's authorization to use Sinclair Trademarks granted pursuant to this
Section 16 shall be deemed to have continued in effect, without interruption, from the end of the Contract Period to the beginning of the term of such renewal, extension or new agreement, subject to any limitations or restrictions on such authorization reflected in any such renewal, extension or new agreement, and (ii) Distributor shall not be required to again comply with the provisions of clauses (i), (ii) or (iii) of the immediately preceding Subsection B with respect to any Dealer as to whom Distributor has complied with such provisions during the Contract Period, unless Sinclair has previously terminated the authority granted to Distributor under this Section 16 with respect to such Dealer. The immediately preceding clause (ii) shall be applicable with respect to a particular Dealer only if the Sinclair Trademark Agreement then in effect between Distributor and such Dealer continues, by its terms or by operation of law, in full force and effect into the term of such renewal, extension or new agreement. It is the intention of this Subsection G to eliminate the need for Distributor to enter into new Sinclair Trademark Agreements with its Dealers upon each renewal, extension or replacement of this Contract so long as the existing Sinclair Trademark Agreements between Distributor and its Dealers remain in effect and Distributor continues to be authorized to use Sinclair Trademarks under the same terms or substantially similar terms to those set forth in this Section 16.

17.  CREDIT CARD PURCHASES

        Sinclair hereby authorizes Distributor and Distributor's Dealers to accept credit cards approved by Sinclair for its distributors and their dealers for purchases of the types of products and services that Sinclair may from time to time designate. Such authorization shall be subject to, and Distributor shall comply with and be bound by, the following terms and conditions:

         (a) The honoring of Sinclair credit cards by Distributor and its Dealers and the acceptance by Sinclair of authorized invoices, drafts or other evidence of debt issued thereon ("Items") for sales of products and services made by Distributor or its Dealers to cardholders shall be subject in all respects to the terms, conditions and procedures established by Sinclair from time to time, as set forth in the Sinclair document entitled "Credit Card Instructions" or any other applicable Sinclair document or publication. Sinclair may charge back to Distributor or refuse to accept any Item pursuant to such terms, conditions and procedures. Sinclair may now or hereafter impose upon Distributor various service charges on Items submitted by Distributor to Sinclair for processing and on certain functions relating to the Sinclair point of sale authorization system. Distributor shall timely pay all such service charges.

         (b) Distributor shall accept, and shall cause each of Distributor's Dealers to accept, Sinclair credit cards for all products and services as to which Distributor and its Dealers are authorized to accept Sinclair credit cards under this
                  Section 17. Distributor shall cause each of its Dealers to comply with the terms and conditions of this Section 17 that are applicable to such Dealers.

         (c) Only Distributor shall be entitled to submit to Sinclair Items that are generated by Distributor or its Dealers. Sinclair shall have no obligation to accept or process Items submitted to it by any of Distributor's Dealers.

         (d) Distributor shall cause all credit card transactions, including, without limitation, such transactions conducted by its Dealers, that are capable thereof to be processed electronically through electronic point of sale authorization equipment meeting Sinclair's specifications. All imprinters, forms and receipts used by Distributor or its Dealers in connection with the acceptance of credit cards and processing of credit card sales shall meet Sinclair's specifications.

         (e) Sinclair, at its option, may at any time terminate Distributor's and its Dealers' authorization to accept credit cards under this Section 17 and Sinclair's obligation to process Items generated on any or all credit cards, by giving written notice of such termination to Distributor. Any such termination may be effective as to Distributor and all of its Dealers, or only as to one or more of its Dealers.

         (f) Distributor shall not, and shall cause its Dealers and every person acting on behalf of Distributor or its Dealers to not, bill any cardholder for, or otherwise attempt to collect from any cardholder, the charges represented by any Item, except for Items which have been charged back to or repurchased by Distributor.

         (g) By presenting any Item for purchase by Sinclair hereunder, Distributor shall be deemed to have represented and warranted to Sinclair that it has no knowledge: (i) that the signature on the Item or use of the applicable credit card is unauthorized; (ii) that the applicable credit card is not genuine; (iii) that the Item has been altered subsequent to its signature; or (iv) that any portion of such Item was fraudulently completed.

         (h) Distributor shall cooperate, and cause its Dealers to cooperate, with Sinclair in recovering canceled or stolen credit cards. For successful recoveries of such credit cards, Sinclair shall pay rewards to Distributor in such amounts and otherwise in accordance with Sinclair's reward policy, as in effect from time to time.

         (i) Distributor shall not, and shall cause its Dealers to not, discriminate in any manner against Sinclair credit card holders as compared to the holders of any other credit cards, such as bank credit cards, which Distributor or its Dealers accept or honor.

         (j) Distributor will only tender to Sinclair for purchase electronic batches of Items that are in balance. All costs of balancing shall be the sole responsibility of Distributor. Sinclair will grant Distributor credit in the form of credit memos for batches of Items that are balanced and otherwise comply with the terms and conditions of this Contract.

         (k) 1t shall be the responsibility of Distributor to insure that only qualified and trained personnel participate in credit card sales.

         (l) If Distributor or any of its Dealers accept any credit card, it shall be fully subject to and shall comply with all agreements in force between Sinclair and the issuer of such credit card.

         (m) Sinclair shall have no obligation to purchase Items from Distributor submitted to Sinclair later than the tenth (10th) day after, or for transactions that occurred after, the last day of Contract Period. Distributor's obligation to repurchase Items charged back to it shall not be extinguished by the expiration or termination of this Contract.

         (n) Distributor shall not, and shall cause its Dealers to not, accept Sinclair credit cards at, and Distributor shall not submit to Sinclair for processing any Item from, any location which is not Sinclair branded location or that is not operated by Distributor or any of its Dealers that are authorized to accept Sinclair credit cards.

18.  INDEMNITY

     A.  DEFINITIONS.  For purposes of this Section 18:

         (i) "Affiliated Person" shall mean with respect to Distributor, including, without limitation, with respect to Distributor as an Indemnifying Party or Indemnified Party (as such terms are defined hereinafter), each owner, director, officer, employee, agent or representative of Distributor, each of Distributor's Dealers, and each of their respective successors and assigns; and

         (ii) "Affiliated Person" shall mean with respect to Sinclair, including, without limitation, with respect to Sinclair as an Indemnifying Party or Indemnified Party, each owner, director, officer, employee, agent or representative of Sinclair, and each OF their respective successors and assigns, but shall not include Distributor or any Affiliated Person with respect to Distributor.

    B. MUTUAL INDEMNIFICATION OBLIGATION. Each of Sinclair and Distributor (an "Indemnifying Party") shall defend, indemnify and hold harmless the other (an "Indemnified Party"), and each Affiliated Person with respect to the Indemnified Party, from and against any and all claims, causes of action, demands, liabilities, damages, injuries (including, without limitation, death or physical injury to any person and other personal injuries of any type or nature), losses, fines, penalties, assessments and costs (including reasonable attorney's fees, court costs, expert witness fees, remediation costs and consultant's fees) of, to, in favor of, or asserted, incurred or suffered by, any person or entity (including, without limitation, the Indemnified Party, any Affiliated Person with respect to the Indemnified Party or any governmental entity,jurisdiction, agency or body) arising out of, related to, connected with or caused in whole or in part by any of the following: (i) any negligence or wrongful act or wrongful omission of the Indemnifying Party or any Affiliated Person with respect to the Indemnifying Party; (ii) any violation by the Indemnifying Party or any Affiliated Person with respect to the Indemnifying Party of any Environmental Law or other Law, including, but not limited to, any Law governing REID Vapor Pressure, sulfur content of diesel fuel, reformulated gasoline or gasoline detergent additives, of any governmental entity, jurisdiction, agency or body; or (iii) any breach or default under this Contract on the part of the Indemnifying Party. Additionally, Distributor shall defend, indemnify and hold harmless Sinclair and each Affliated Person with respect to Sinclair from and against any and all claims, causes of action, demands, liabilities, damages, injuries (including, without limitation, death or physical injury to any person and other personal injuries of any type or nature), losses, fines, penalties, assessments and costs (including reasonable attorney's fees, court costs, expert witness fees, remediation costs and consultant's fees) of, to, in favor of, or asserted, incurred or suffered by, any person or entity (including, without limitation, Sinclair, any Affiliated Person with respect to Sinclair or any governmental entity, jurisdiction, agency or body) arising out of, related to, connected with or caused in whole or in part by any release, leakage, seepage or discharge into the environment of, or fire or explosion caused by or involving, any Product after title thereto has transferred to Distributor pursuant Section 5 hereof or any Hazardous Material in the possession or control, or used in connection with the business, of Distributor or any Affiliated Person with respect to Distributor.

    C. PROPORTIONATE FAULT. If any matter with respect to which any person would be entitled to be defended, indemnified or held harmless pursuant to the immediately preceding Subparagraph B is attributable partially to the fault of Sinclair or one or more Affiliated Persons with respect to Sinclair and partially to the fault of Distributor or one or more Affiliated Persons with respect to Distributor, the respective obligations of Sinclair and Distributor under such Subparagraph shall be equitably adjusted to reflect the degree to which Sinclair and such Affiliated Persons with respect to Sinclair were at fault relative to the degree to which Distributor and such Affiliated Persons with respect Distributor were at fault. For purposes of determining relative fault under this Subsection C, any matter referenced in the last sentence of the immediately preceding Subsection B shall be conclusively considered as having arisen solely due to the fault of Distributor and Affiliated Persons with respect to Distributor.

19.  WAIVER

       The parties to this Contract understand and agree that all duties and obligations contained in any of the provisions of this Contract are of material significance to the contractual relationship created hereby. Subject to the provisions of the PMPA and any other applicable provisions of law, the failure of Sinclair in any instance to insist on the strict compliance with any of the terms or conditions of this Contract, or to exercise any right or privilege herein conferred, or any other forbearance, sufferance or indulgence, however long continued, shall not be construed as thereafter waiving any such term, condition, right or privilege, but the same shall continue and remain in full force and effect and Sinclair retains the right at any subsequent time to demand strict, full and punctual performance of Distributor's obligations hereunder.

20.  NOTICES

       Except as otherwise provided in the PMPA or in this Contract, all notices given under this Contract shall be in writing and shall either be delivered personally to the party to whom directed, or delivered by telefax, nationally recognized overnight courier service or United States certified mail, return receipt requested. All notices delivered by overnight courier service or mail shall be sent postage or delivery charges prepaid and addressed to the party to whom directed at the address for such party set forth in the initial paragraph of this Contract; provided, however, either party may change the address to which notices to it are to be directed by providing notice of such change to the other party in accordance with this Section 20. A notice shall be deemed given only upon actual receipt by the party to whom the notice is directed, if delivered personally or by telefax, and otherwise shall be deemed given upon delivery to the overnight courier service or deposit in the United States mail, duly addressed. with proper postage stamps or labels affixed and otherwise in compliance with this Section 20.

21.  INDEPENDENT INVESTIGATION

       Distributor acknowledges that Distributor has conducted an independent investigation of Sinclair and its distributorship program and recognizes that the transactions contemplated by this Contract involve business risks and the success of any business venture involving the use of Sinclair Trademarks or the sale of Sinclair products will be dependent upon the business abilities of Distributor, market forces and other factors. Sinclair expressly disclaims the making of, and Distributor acknowledges that it has not received, any representation, warranty or guaranty, express or implied, as to potential volume, profits or success of any business venture involving the use of Sinclair Trademarks or the sale of Sinclair products.

22.  ARBITRATION

       Any controversy or claim arising out of or relating to this Contract, or any breach thereof, including, without limitation, any claim that this Contractor or any portion thereof is invalid, illegal or otherwise voidable shall be submitted to arbitration before and in accordance with the rules of the American Arbitration Association and judgment upon the award maybe entered in any court having jurisdiction thereof; provided, however, that this clause shall not: (i) limit Sinclair's right to obtain any provisional or equitable remedy, including, without limitation, injunctive relief, writs for recovery of possession or similar relief, from any court of competent jurisdiction, as may be necessary, in Sinclair's sole judgment, to protect its trademarks, copyrights, patents or other property rights; (ii) apply to the extent it is contrary to the PMPA; or (iii) prevent Sinclair from commencing and pursuing an action for a judicial determination of its right to terminate or not renew this Contract. The site of the arbitration proceedings shall be the office of the American Arbitration Association located in Salt Lake City, Utah. Only the matters specifically stated in this Section 22 shall be subject to arbitration and no others.

23.  ACCEPTANCE

       Sinclair shall not be bound by this Contract until this Contract has been executed on its behalf by an authorized officer or manager of Sinclair and the original Contract or a duplicate hereof so executed is returned to Distributor. The delivery or shipment of any of the Products described herein by Sinclair to Distributor prior to such execution and delivery shall not be construed as an acceptance of this Contract by Sinclair.

24.  RELATIONSHIP OF PARTIES

       Distributor is engaged in a business that is independent of and separate from the businesses of Sinclair. Neither Sinclair nor Distributor is a general partner, limited partner, joint venturer or agent of the other, rid neither of them has or shall have any right or authority to bind or act on behalf of the other. Neither Sinclair nor Distributor shall be responsible for the debts or obligations of the other. Nothing to this Contract shall be construed as granting to Sinclair, nor shall Sinclair otherwise have, any right or authority whatsoever to: (a) control Distributor's business or operations or the manner in which the same shall be conducted; (b) control or establish the prices Distributor charges upon its resale of Products; or (c) supervise, manage, direct, hire or terminate officers or employees of Distributor. Nothing in the preceding sentence shall be construed as limiting or otherwise affecting Sinclair's right to enforce this Contract against Distributor, or the exercise by Sinclair of its rights and remedies upon any misrepresentation, breach or default on the part of Distributor hereunder. Sinclair may rake reasonable actions to promote compliance with the standards set forth herein and may provide such instructions, guidance and recommendations as may be necessary and desirable to promote the mutual objectives of Sinclair and Distributor, including the promotion of public goodwill toward Sinclair, its trademarks and trade names, the reputation and image of Sincl6ir and its products and the facilitating of clean, safe and healthful operations.

25.  ENTIRE AGREEMENT

       The counterpart of this Contract held by Sinclair shall be considered the original and shall be the governing Contract in case of a variance between it and any other signed original. This Contract constitutes a merger of all proposals, negotiations and representations with reference to the subject matter and provisions hereof, and may be amended or modified only in a writing signed by Distributor and by an authorized officer of Sinclair.

26.  INTERPRETATION AND CONSTRUCTION

       This Contract shall be governed by and construed according to the Laws of the State of Utah. The titles and subtitles of the various sections and subsections of this Contract are inserted for convenience and shall not be deemed to affect the meaning or construction of any of the terms, provisions, covenants and conditions of this Contract. The language of this Contract shall, in all cases, be construed simply according to its fair meaning, and not strictly for or against Sinclair or Distributor.

27.  INCORPORATION OF FEDERAL PETROLEUM MARKETING PRACTICES ACT

       The provisions of the PMPA which relate to grounds for termination and non-renewal, notification and cure period requirements, including, without limitation, any limitations or conditions imposed by the PMPA upon Sinclair's ability to terminate or not renew this Contract, are hereby incorporated herein by this reference, and shall supplement or supersede any term or provision of this Contract to the extent necessary to eliminate any conflict between the PMPA and this Contract No failure to expressly mention in this Contract any right afforded to Sinclair under the PMPA shall constitute a waiver of any such right.


28.  ASSIGNMENT

       The terms, conditions and provisions hereof shall extend to and be binding upon the respective parties hereto, their successors, assigns and heirs; provided however, that Distributor shall not assign this Contract or any interest herein without the prior written consent of Sinclair, signed by an authorized officer of Sinclair and notarized which consent may be withheld by Sinclair, in its sole discretion. The sale or transfer, either in one transaction or multiple transactions, of any Interests in Distributor, which, in the aggregate, represent greater than 49 percent of all outstanding Interests in Distributor shall be deemed an assignment by Distributor of this Contract and shall require the prior written consent of Sinclair pursuant to the preceding sentence.

29.  IDENTITY OF DISTRIBUTOR.

       Distributor acknowledges that this Contract is personal and understands that Sinclair is relying on the credit worthiness and capabilities of Distributor or its principals (if Distributor is not a natural person) in entering into this Contract. Furthermore, Distributor acknowledges that it is the person or type of business entity described in the first paragraph on the front page of this Contract and that Sinclair agreed to sell products to that specified entity so described therein. If Distributor desires to change either its name or its type of business entity from that specified hereinabove, Distributor shall give written notice of such change to Sinclair by certified mail; provided, however, that Sinclair shall not be bound by any such change prior to the receipt by Distributor of a written consent of Sinclair to such change signed by an officer of Sinclair or the designee of any such officer and notarized, which consent in no event shall become effective before thirty (30) days following Sinclair's receipt of Distributor's written notice.

    IN WITNESS WHEREOF, the parties hereto have executed this Contract on the dates indicated.

                              "SINCLAIR"

                              SINCLAIR OIL CORPORATION, a Wyoming corporation

                        By:   /s/ B. J. Dockstader
                              -----------------------------------------------
                              Print Name: B.  J.  Dockstader
                                          -----------------------------------
                              Title: General Manager, Wholesale Sales
                                     ----------------------------------------
                              Date:  5-26-99
                                     ----------------------------------------
                              "DISTRIBUTOR"

                              Farstad Oil, Inc.
                              ------------------
                        By:   /s/ D. L. Krueger
                              -----------------------------------------------
                              Print Name: D.  L.  Krueger
                                          -----------------------------------
                              Title: Vice President
                                     ----------------------------------------
                              Date:  4-22-99
                                     ----------------------------------------

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